LM INSTITUTIONAL FUND ADVISORS I, INC.

                              ARTICLES OF AMENDMENT

         LM  Institutional  Fund  Advisors  I,  Inc.,  a  Maryland   Corporation
("Corporation") organized on May 16, 1990, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: On May 9, 2001, the Board of Directors of LM Institutional Fund Advisors I, Inc. ("Board"), under authority contained in the Corporation's charter, has amended Article Second of the Articles of Incorporation by striking "LM Institutional Fund Advisors I, Inc." and substituting "Western Asset Funds, Inc."

         SECOND: The foregoing amendment was approved by a majority of the entire Board of Directors of the Corporation and is limited to changes expressly permitted by Section 2-605(a)(1) of the Maryland General Corporate Law to be made without action by the stockholders or matters reserved by the Corporation's charter to the Board of Directors.

         THIRD: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

         FOURTH: The undersigned Vice President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Vice President acknowledges that to the best of her knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

         IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed in its name and on its behalf by its Vice President and attested to by its Vice President and Treasurer on May 21, 2001.

ATTEST:                                LM INSTITUTIONAL FUND ADVISORS I, INC.



/s/ Marie K. Karpinski                 By: /s/ Susanne D. Wilson
-----------------------------              -----------------------------------
Marie K. Karpinski                             Susanne D. Wilson
Vice President and Treasurer                   Vice President